POWER OF ATTORNEY


      The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statements under federal and state securities laws and such Post-Effective Amendments to such Registration Statements of the hereinafter described entities as such attorney-in-fact, or either of them, may deem appropriate:

      INVESCO Counselor Series Funds, Inc.
      INVESCO Bond Funds, Inc.
      INVESCO Combination Stock & Bond Funds, Inc.
      INVESCO International Funds, Inc.
      INVESCO Money Market Funds, Inc.
      INVESCO Sector Funds, Inc.
      INVESCO Stock Funds, Inc.
      INVESCO Treasurer's Series Funds, Inc.
      INVESCO Variable Investment Funds, Inc.

      This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 1st day of June, 2001.



                                                       /s/ Raymond R. Cunningham
                                                       -------------------------
                                                       Raymond R. Cunningham


STATE OF COLORADO          )
                           ) ss.
CITY AND COUNTY OF DENVER  )

     SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Raymond R. Cunningham, as a director of each of the above-described entities, this 1st day of June, 2001.


                                    /s/ Ruth A. Christenson
                                    -----------------------
                                    Notary Public

My Commission Expires: 3/16/2002